Calculation of Filing Fee Tables
S-8
Quantum-Si Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share	Other	8,654,750	$ 0.98	$ 8,481,655.00	0.0001381	$ 1,171.32
Total Offering Amounts:						$ 8,481,655.00		$ 1,171.32
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,171.32
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers any additional shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock"), of Quantum-Si Incorporated (the "Registrant") which may become issuable under the Quantum-Si Incorporated 2021 Equity Incentive Plan (the "2021 Plan") in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. (2) Represents an increase of 8,654,750 shares of Class A Common Stock reserved for issuance under the 2021 Plan, by operation of the 2021 Plan's "evergreen" provision. The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the 2021 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2021 Plan. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2021 Plan are based on the average of the high and the low price of Registrant's Class A common stock as reported on The Nasdaq Global Market as of February 25, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A